SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 08/16/1996
960240919 - 2654109

CERTIFICATE OF INCORPORATION
OF
MEDTECH PRODUCTS INC.

FIRST: The name of the corporation is Medtech Products Inc.

SECOND: The registered office of the corporation in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock of the par value of one cent ($.01) per share.

FIFTH: The name of the incorporator is J. Mark Metts and his mailing address is c/o Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002-6760.

SIXTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation. The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

SEVENTH. Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

EIGHTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the certificate of incorporation or bylaws of the corporation, from time to time, to amend the certificate of incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the certificate of incorporation or any amendment thereof are subject to such right of the corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of August, 1996.

J. Mark Metts

VEHOU05:22691.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:02 PM 10/10/2007
FILED 12:29 PM 10/10/2007
SRV 071100904 - 2654109 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is: MEDTECH PRODUCTS INC.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on. 10/5/07

Eric S. Klee, Asst. Secy.

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:40 PM 03/31/2008
FILED 06:47 PM 03/31/2008
SRV 080377878 - 2654109 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Medtech Products Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Vetco, Inc., a New York corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Medtech Products Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is Eleven Million (11,000,000), consisting of 10,000,000 shares of Common Stock, no par value per share and 1,000,000 shares of Preferred Stock, no par value per share.

SIXTH: The merger is to become effective on March 31, 2008.

SEVENTH: The Agreement of Merger is on file at 90 North Broadway, Irvington, New York 10533, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 26th day of March, 2008.

By: [signature]
Authorized Officer

Name: Eric Klee

Title: Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:40 PM 03/31/2008
FILED 06:48 PM 03/31/2008
SRV 080377891 - 2654109 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION

Pursuant to Title 8. Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Medtech Products Inc., a Delaware corporation, and the name of the limited liability company being merged into this surviving corporation is Dental Concepts LLC, a Delaware limited liability company.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Medtech Products Inc., a Delaware corporation.

FOURTH: The merger is to become effective on March 31, 2008.

FIFTH: The Agreement of Merger is on file at 90 North Broadway, Irvington, New York 10533, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer, the 26th day of March, 2008.

By: Eric Klee
Authorized Officer

Name: Eric Klee

Title: Assistant Secretary